SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported) December 4, 1996
                                                    -------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                (State or Other Jurisdiction of Incorporation)



           1-8483                                    95-3825062
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(Commission File Number)                    (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California            90245
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(Address of Principal Executive Offices)                              (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)



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Item 5.           Other Events



On December 4, 1996, the following news release was issued:




                   UNOCAL SEES GROWTH THROUGH NEW INVESTMENTS;
                    PLANS DEBT REPAYMENT AND STOCK REPURCHASE
                    -----------------------------------------



         El Segundo, Calif., Dec. 4, 1996 -- Unocal expects to use the proceeds from the sale of its West Coast downstream refining, marketing and transportation assets to invest in new projects, reduce debt and buy back common stock of the company, Roger C. Beach, Unocal chairman and chief executive officer said today.

         Unocal is currently negotiating a definitive agreement with Tosco Corporation for the sale of these downstream assets for approximately $2 billion. The company said the transaction could be completed in the first quarter 1997.

     "We want to use the proceeds to enhance stockholder value," Beach said. "We would like to invest all of the proceeds in high-return growth projects. Given the timing of our projects, however, it makes good sense for us to use some of the cash to reduce debt and repurchase our common stock."

         Beach cited the company's new crude oil, natural gas and project development opportunities in Central and Southeast Asia. "With the divestment of our downstream operations, Unocal will become the world's largest independent oil and gas producer, both in terms of production and reserves," he said. "We are also adding value by developing infrastructure projects, such as pipelines and power plants."

         Beach  said  the   company's   current   plan  is  to  reduce  debt  by
approximately $800 million. "This will reduce our interest expense and give the company more flexibility for financing future projects," he said.

         Beach also said the company's board of directors had authorized the repurchase of up to $400 million of the company's common stock. If the entire authorized amount were repurchased, it would represent about 4 percent of Unocal's outstanding 250 million shares of common stock, based on its current market price.

         The common shares would be repurchased through open market or privately negotiated transactions at the discretion of company management, depending upon financial and market conditions or as otherwise permitted under applicable rules.

         "Looking forward," Beach added, "we must, of course, close the transaction with Tosco, and if new attractive investment opportunities become available, the debt paydown and stock repurchase program could be affected."


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



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           UNOCAL CORPORATION
                                             (Registrant)


Dated:  December 4, 1996               By:   /s/ CHARLES S. MCDOWELL
                                            -----------------------
                                               Charles S. McDowell
                                                Vice President and Comptroller
                                                (Duly Authorized Officer and
                                                Principal Accounting Officer)


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